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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (form S-3) of Jacor Communications, Inc., Jacor Communications Company and the Subsidiary Guarantors, filed pursuant to Rule 462(b) and which incorporates the Registration Statement (No. 333-40127) on Form S-3 and Prospectus Supplements dated February 3, 1998 relating thereto of our report dated January 4, 1998, with respect to the combined balance sheets of Nationwide Communications as of September 30, 1997 and December 31, 1996, and the related combined statements of earnings, shareholder's equity, and cash flows for the nine month period ended September 30, 1997 and each of the years in the two year period ended December 31, 1996, which report appears in the Form 8-K of Jacor Communications, Inc. dated January 5, 1998, as amended.

                                          KPMG Peat Marwick LLP

Columbus, Ohio
February 3, 1998